                                                                  Execution Copy

                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                             SARA LEE CORPORATION


                             SLC ACQUISITION CORP.


                                      and

                            THE EARTHGRAINS COMPANY


                                     dated

                                 June 29, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page

Index of Defined Terms...............................................Index - i

ARTICLE I   THE OFFER AND MERGER.............................................2
            Section 1.1   The Offer..........................................2
            Section 1.2   Company Actions....................................3
            Section 1.3   Directors..........................................4
            Section 1.4   The Merger.........................................6
            Section 1.5   Effective Time.....................................6
            Section 1.6   Closing............................................7
            Section 1.7   Directors and Officers of the Surviving
                          Corporation........................................7
            Section 1.8   Subsequent Actions.................................7
            Section 1.9   Stockholders' Meeting..............................8
            Section 1.10  Merger Without Meeting of Stockholders.............8

ARTICLE II  CONVERSION OF SECURITIES.........................................9
            Section 2.1   Conversion of Capital Stock........................9
            Section 2.2   Exchange of Certificates...........................9
            Section 2.3   Dissenting Shares.................................11
            Section 2.4   Company Option Plan...............................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
            COMPANY.........................................................13
            Section 3.1   Organization......................................13
            Section 3.2   Subsidiaries and Affiliates.......................14
            Section 3.3   Capitalization....................................15
            Section 3.4   Authorization; Validity of Agreement; Company
                          Action............................................16
            Section 3.5   Board Approvals...................................17
            Section 3.6   Required Vote.....................................17
            Section 3.7   Consents and Approvals; No Violations.............17
            Section 3.8   Company SEC Documents and Financial
                          Statements........................................18
            Section 3.9   Absence of Certain Changes........................19
            Section 3.10  No Undisclosed Liabilities........................21

            Section 3.11  Litigation.........................................21
            Section 3.12  Employee Benefit Plans; ERISA......................21
            Section 3.13  Taxes..............................................24
            Section 3.14  Contracts..........................................26
            Section 3.15  Real and Personal Property.........................26
            Section 3.16  Intellectual Property..............................26
            Section 3.17  Labor Matters......................................28
            Section 3.18  Compliance with Laws...............................29
            Section 3.19  Condition of Assets................................29
            Section 3.20  Customers and Suppliers............................30
            Section 3.21  Environmental Matters..............................30
            Section 3.22  Information in the Offer Documents, the Schedule
                     14D-9 and the Proxy Statement...........................33
            Section 3.23  Opinion of Financial Advisor.......................34
            Section 3.24  Brokers............................................34
            Section 3.25  Rights Agreement...................................34
            Section 3.26  Capital Expenditures...............................34

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND
            THE PURCHASER....................................................35
            Section 4.1   Organization.......................................35
            Section 4.2   Authorization; Validity of Agreement; Necessary
                          Action.............................................35
            Section 4.3   Consents and Approvals; No Violations..............36
            Section 4.4   Information in the Proxy Statement.................36
            Section 4.5   Information in the Offer Documents.................36
            Section 4.6   Brokers............................................37
            Section 4.7   Financing..........................................37

ARTICLE V   CONDUCT OF BUSINESS PENDING THE MERGER...........................37
            Section 5.1   Acquisition Proposals..............................37
            Section 5.2   Interim Operations of the Company..................38
            Section 5.3   No Solicitation....................................42

ARTICLE VI  ADDITIONAL AGREEMENTS............................................44
            Section 6.1   Additional Agreements..............................44
            Section 6.2   Notification of Certain Matters....................45
            Section 6.3   Access; Confidentiality............................45

            Section 6.4   Consents and Approvals.............................46
            Section 6.5   Publicity..........................................47
            Section 6.6   Insurance and Indemnification......................47
            Section 6.7   Purchaser Compliance...............................48
            Section 6.8   Third Party Standstill Agreements..................48
            Section 6.9   Reasonable Best Efforts............................49
            Section 6.10  State Takeover Laws................................49
            Section 6.11  Employee Benefits..................................50
            Section 6.12  Headquarters.......................................52

ARTICLE VII CONDITIONS.......................................................52
            Section 7.1   Conditions to Each Party's Obligations to Effect the
                          Merger.............................................52

ARTICLE VIII TERMINATION.....................................................53
            Section 8.1   Termination........................................53
            Section 8.2   Effect of Termination..............................54

ARTICLE IX        MISCELLANEOUS..............................................55
            Section 9.1   Amendment and Modification.........................55
            Section 9.2   Non-survival of Representations and Warranties.....55
            Section 9.3   Expenses...........................................55
            Section 9.4   Notices............................................55
            Section 9.5   Interpretation.....................................57
            Section 9.6   Jurisdiction.......................................57
            Section 9.7   Service of Process.................................57
            Section 9.8   Specific Performance...............................57
            Section 9.9   Counterparts.......................................58
            Section 9.10  Entire Agreement; No Third-Party Beneficiaries.....58
            Section 9.11  Severability.......................................58
            Section 9.12  Governing Law......................................58
            Section 9.13  Assignment.........................................59

                             Index of Defined Terms
                             ----------------------

Defined Term                                                        Section No.
------------                                                        -----------

Acquisition Agreement....................................................5.3(c)
Acquisition Proposal........................................................5.1
Acquisition Proposal Interest...............................................5.1
Agreement..............................................................Recitals
Appointment Date............................................................5.2
Assignee...................................................................9.13
Audit...................................................................3.13(b)
Average Premium..........................................................6.6(b)
Balance Sheet Date..........................................................3.9
Certificates.............................................................2.2(b)
Closing.....................................................................1.6
Closing Date................................................................1.6
Code....................................................................3.12(b)
Common Stock.............................................................3.3(a)
Company................................................................Recitals
Company Agreements..........................................................3.7
Company Board of Directors.............................................Recitals
Company Disclosure Schedule.........................................Article III
Company Employee........................................................6.11(c)
Company Financial Advisor..................................................3.23
Company Intellectual Property...........................................3.16(a)
Company Material Adverse Change..........................................3.1(a)
Company Material Adverse Effect..........................................3.1(a)
Company SEC Documents.......................................................3.8
Company Subsidiary.......................................................3.2(a)
Confidentiality Agreement................................................5.3(b)
Continuing Directors.....................................................1.3(a)
D&O Insurance............................................................6.6(b)
Delaware Courts.............................................................9.6
DGCL...................................................................Recitals
Dissenting Shares........................................................2.3(a)
ECMR........................................................................3.7
Effective Time..............................................................1.5




                                    Index - i

Encumbrances..............................................................3.2(a)
Environmental Claims.................................................3.21(a)(ii)
Environmental Laws....................................................3.21(a)(i)
ERISA....................................................................3.12(a)
ERISA Affiliate..........................................................3.12(c)
Exchange Act..............................................................1.1(a)
Financial Statements.........................................................3.8
GAAP.........................................................................3.8
Governmental Entity..........................................................3.7
HSR Act......................................................................3.7
Hazardous Substances................................................3.21(a)(iii)
Indemnified Party.........................................................6.6(a)
Initial Expiration Date...................................................1.1(a)
Listed Company Intellectual Property.....................................3.16(b)
Merger....................................................................1.4(a)
Merger Consideration......................................................2.1(c)
Minimum Condition.........................................................1.1(a)
Multiemployer Plan.......................................................3.12(d)
New Parent Option.........................................................2.4(a)
NPL......................................................................3.21(h)
Offer...................................................................Recitals
Offer Documents...........................................................1.1(b)
Offer Price.............................................................Recitals
Option Exchange Ratio.....................................................2.4(a)
Option Plan...............................................................2.4(a)
Options...................................................................2.4(a)
Parent..................................................................Recitals
Parent Common Shares......................................................2.4(a)
Parent Plan..............................................................6.11(c)
Paying Agent..............................................................2.2(a)
Person....................................................................3.2(a)
Plans....................................................................3.12(a)
Preferred Stock...........................................................3.3(a)
Proxy Statement.......................................................1.9(a)(ii)
Purchaser...............................................................Recitals
Purchaser Common Stock.......................................................2.1
Regulation M-A............................................................1.1(b)
Representatives...........................................................5.3(a)



                                   Index - ii

Rights Agreement...........................................................3.25
Schedule 14D-9...........................................................1.2(a)
SEC......................................................................1.1(b)
Securities Act...........................................................2.4(c)
Shares.................................................................Recitals
Special Meeting.......................................................1.9(a)(i)
Subsidiary...............................................................3.2(a)
Superior Proposal........................................................5.3(b)
Surviving Corporation....................................................1.4(a)
Tax Authority...........................................................3.13(b)
Tax Returns.............................................................3.13(b)
Taxes...................................................................3.13(b)
Termination Fee..........................................................8.2(b)
Title IV Plan...........................................................3.12(d)
Transactions................................................................3.4
Voting Debt..............................................................3.3(a)





                                   Index - iii

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"),
                                                                    ---------
dated June 29, 2001, by and among Sara Lee Corporation, a company organized under the laws of Maryland ("Parent"), SLC Acquisition Corp., a Delaware
                             ------
corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), and The
                                                          ---------
Earthgrains Company, a Delaware corporation (the "Company").
                                                  -------
     WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance thereof, it is proposed that the Purchaser make a cash tender offer (the "Offer") to acquire all shares of the issued and
                        -----
outstanding common stock, par value $0.01 per share, of the Company (the "Shares"), together with the associated rights to purchase shares of Series A
 ------
Junior Participating Preferred Stock, par value $0.01 per share, issued pursuant to the Rights Agreement (as defined herein) for $40.25 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, is referred to herein as the "Offer Price");
                                         -----------

     WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, the Purchaser and the Company has approved and declared advisable this Agreement and the Merger (as defined in Section 1.4) following the Offer in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth
               ----
herein;

     WHEREAS, the Board of Directors of the Company (the "Company Board of
                                                          ----------------
Directors") has determined that the consideration to be paid for each Share in
---------
the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the Transactions (as defined in Section 3.4) upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                             THE OFFER AND MERGER

          Section 1.1 The Offer. (a) Provided that this Agreement shall
                      ---------
not have been terminated in accordance with Section 8.1 and none of the events set forth in Annex I hereto shall have occurred and be continuing, as promptly as practicable, and, in any event, within seven business days of the date hereof, the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer to
                                                  ------------
purchase for cash all Shares at the Offer Price. The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject to (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares then beneficially owned by Parent or the Purchaser, represents at least a majority of the Shares outstanding on a fully-diluted basis (the "Minimum Condition") and (ii) the
                                           -----------------
other conditions set forth in Annex I hereto. Subject to the prior satisfaction or waiver by Parent or the Purchaser of the Minimum Condition and the other conditions of the Offer set forth in Annex I hereto, the Purchaser shall, in accordance with the terms of the Offer, consummate the Offer and accept for payment and pay for, and Parent shall cause the Purchaser to accept for payment and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer promptly after expiration of the Offer (subject to the provisions of Rule 14d-11 under the Exchange Act, to the extent applicable). The Purchaser shall not, at any time, amend or waive the Minimum Condition and shall not decrease the Offer Price, change the form of consideration payable in the Offer, decrease the number of Shares sought in the Offer, impose additional conditions to the Offer, or amend any other condition of the Offer in any manner adverse to the holders of the Shares without the prior written consent of the Company, provided,
                                                                --------
however, that (x) if on the 20th business day following the commencement of the
-------
Offer (within the meaning of Rule 14d-2 under the Exchange Act) (the "Initial
                                                                      -------
Expiration Date"), all conditions to the Offer shall not have been satisfied or
---------------
waived, the Purchaser may, from time to time, in its sole discretion, extend the Offer for such period as the Purchaser may determine, and (y) the Purchaser may, in its sole discretion, extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer. In addition, subject to the provisions of Section 8.1(b)(iii), if, on the Initial Expiration Date or any subsequent expiration date (related to an extension of the Offer), (x) the applicable waiting periods under the HSR Act (as defined herein), the ECMR (as defined herein) or any other comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions have not expired or terminated or (y) any of the events set forth in clause (c) of Annex I shall have occurred and be continuing (and the condition in Annex I with respect thereto shall not have been waived by the Purchaser) or (z) any of the events set forth in clause (a) or (b) of Annex I shall have occurred and be continuing and the Purchaser and Parent shall be contesting such event to the extent required by Section 6.4(b) hereof (and the condition in Annex I with respect to the applicable clause shall not have been waived by the Purchaser), then in each such case, the Purchaser shall extend the Offer. In the event the Minimum Condition is satisfied and the Purchaser purchases Shares pursuant to the Offer, the Purchaser may, in the Purchaser's sole discretion, provide a "subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act. In addition, the Purchaser may increase the Offer Price (but not change any other condition of the Offer) and extend the Offer to the extent required by law in connection with such increase, in each case in its sole discretion and without the Company's consent.

                 (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule TO with
                          ---
respect to the Offer, which shall include the offer to purchase and forms of the related letter of transmittal and all other ancillary Offer documents (collectively, together with any amendments and supplements thereto, the "Offer
                                                                          -----
Documents"). Parent and the Purchaser shall cause the Offer Documents to be
---------
filed with the SEC and disseminated to holders of Shares as required by applicable federal securities laws. Parent and the Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if it shall have become false or misleading in any material respect or as otherwise required by law. The Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares as required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents before they are filed with the SEC. In addition, Parent and the Purchaser agree to provide the Company and its counsel with any comments or communications that Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after Parent's or the Purchaser's, as the case may be, receipt of such comments.

           Section 1.2 Company Actions. (a) On the date the Offer Documents are
                       ---------------
filed with the SEC, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") which shall,
                                                   --------------
subject to the provisions of Section 5.3(c), contain the recommendation that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer, and approve and adopt this Agreement and the Merger. The Company agrees to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares as required by applicable federal securities laws. The Company, on the one hand, and Parent and the Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares as required by applicable federal securities laws. Parent, the Purchaser and their counsel shall be given the reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel in writing with any comments or communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments.

                 (b) In connection with the Offer, the Company shall promptly furnish to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish the Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated periodically, and their addresses, mailing labels and lists of security positions) as the Purchaser may reasonably request.

           Section 1.3 Directors. (a) Promptly upon the purchase of and payment
                       ---------
for Shares by Parent or the Purchaser which represent at least a majority of the outstanding Shares (on a fully-diluted basis), Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by the Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding (on a fully-diluted basis). The Company shall, upon Parent's request, either take all actions necessary to promptly increase the size of the Company Board of Directors, or promptly secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or designated to the Company's Board of Directors, and shall take all actions necessary to cause Parent's designees to be so elected or designated at such time. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Company Subsidiary (as defined in Section 3.2), and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Common Stock is listed. The Company's obligations under this Section 1.3(a) shall be subject to
Section 14(f) of the Exchange Act and Rule 14f-1 thereunder. The Company shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.3(a), including, but not limited to, mailing to stockholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or designated to the Company Board of Directors. Parent or the Purchaser shall supply the Company with information with respect to either of them and their nominees, officers, directors and affiliates to the extent required by Section 14(f) and Rule 14f-1. Notwithstanding the provisions of this Section 1.3, the parties shall use reasonable best efforts to ensure that at least three of the members of the Company Board of Directors are, at all times before the Effective Time, directors of the Company who are members of the Board of Directors on the date hereof (the "Continuing Directors"). If, however, there are in office fewer than
             --------------------
three Continuing Directors for any reason, the Company Board of Directors will take all action necessary to cause a person designated by the remaining Continuing Directors to fill such vacancy, which person shall be deemed to be a Continuing Director for all purposes of this Agreement, or if no Continuing Directors then remain, the other directors of the Company then in office will designate two persons to fill such vacancies who are not officers or employees or affiliates of the Company, Parent or the Purchaser or any of their respective Subsidiaries or affiliates and such persons will be deemed to be Continuing Directors for all purposes of this Agreement.

           (b) Following the election or appointment of Parent's designees pursuant to Section 1.3 and until the Effective Time, the approval of a majority of the Continuing Directors will be required to authorize any: (i) termination of this Agreement by the Company; (ii) amendment of this Agreement by the Company

Board of Directors; (iii) extension by the Company of time for performance of any obligation or action hereunder by Parent or the Purchaser; (iv) waiver by the Company of compliance with any of the agreements or conditions contained herein for the benefit of the Company or its stockholders; (v) consent by the Company Board of Directors hereunder, or (vi) other action of the Company hereunder or in connection with the transactions contemplated hereby that adversely affects the holders of Shares (other than Parent and the Purchaser).

           Section 1.4 The Merger. (a) Subject to the terms and conditions of
                       ----------
this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (i) the Purchaser shall be
                          ------
merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation." The Merger
                                          ---------------------
shall have the effects set forth in the DGCL.

                 (b) The Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be Sara Lee Bakery, Inc.

                 (c) The Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be Sara Lee Bakery, Inc.

           Section 1.5 Effective Time. Parent, the Purchaser and the Company
                       --------------
shall cause an appropriate Certificate of Merger to be executed and filed on the Closing Date with the Secretary of State of the State of Delaware as provided in the DGCL. Notwithstanding the foregoing, if the Merger is to be consummated pursuant to Section 1.10 of this Agreement, Parent shall execute and file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective on the date and time on which the Certificate of Merger or the Certificate of Ownership and Merger, as the case may be, has been duly filed with the Secretary of State of the State of Delaware, or such later time as agreed upon by the parties, such time hereinafter referred to as the "Effective Time."
 --------------

           Section 1.6 Closing. The closing of the Merger (the "Closing") will
                       -------                                  -------
take place at 10:00 a.m., Chicago time, the later of (x) as soon as practicable (taking into consideration the exercise of Company Options (as defined herein)) (but in no event later than five business days) after the expiration of the Offer (or the expiration of any "subsequent offering period" if the Purchaser elects to provide such a "subsequent offering period") and (y) the second business day after satisfaction or waiver of all of the conditions set forth in
Article VII (the "Closing Date"), at the offices of Skadden, Arps, Slate,
                  ------------
Meagher & Flom (Illinois), 333 West Wacker Drive, Chicago, Illinois 60606.

           Section 1.7 Directors and Officers of the Surviving Corporation. The
                       ---------------------------------------------------
directors of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws. For the avoidance of doubt and without limiting the foregoing, Parent and the Purchaser agree that, so long as Barry H. Beracha is willing and able to serve, after the Effective Time, Barry H. Beracha shall be the Chief Executive Officer of the Surviving Corporation and shall serve in such capacity until his successor shall have been duly elected, designated, or qualified, or until his earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation, Bylaws, or any applicable employment agreements.

           Section 1.8 Subsequent Actions. If at any time after the Effective
                       ------------------
Time the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or the Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

           Section 1.9 Stockholders' Meeting. (a) If required by law to
                       ---------------------
consummate the Merger, the Company shall:

                 (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as soon as reasonably
                                       ---------------
     practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                 (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use all reasonable efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Proxy Statement")
                                                             ---------------
     to be mailed to its stockholders;

                 (iii) include in the Proxy Statement the recommendation of the Company Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                 (iv) use all reasonable efforts to solicit from holders of Shares proxies in favor of the Merger and take all actions reasonably necessary or, in the reasonable opinion of the Purchaser, advisable to secure the approval of stockholders required by the DGCL, the Company's Certificate of Incorporation and any other applicable law to effect the Merger.

            (b) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

           Section 1.10 Merger Without Meeting of Stockholders. Notwithstanding
                        --------------------------------------
Section 1.9, in the event that Parent, the Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties hereto agree, subject to Article VII, to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                  ARTICLE II

                           CONVERSION OF SECURITIES

           Section 2.1 Conversion of Capital Stock. As of the Effective Time, by
                       ---------------------------
virtue of the Merger and without any action on the part of the holders of any Shares or the holders of the common stock, par value $0.01 per share, of the Purchaser (the "Purchaser Common Stock"):
                ----------------------

                 (a) Purchaser Common Stock. Each outstanding share of the
                     ----------------------
Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and Parent-Owned Stock. All
                     -----------------------------------------------------
Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly-owned Subsidiary of Parent shall be cancelled and retired, and no consideration shall be delivered in exchange therefor.

                 (c) Conversion of Shares. Each outstanding Share (other than
                     --------------------
Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares (as defined in Section 2.3)) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger Consideration"). From and after the Effective Time, all
               --------------------
such Shares shall no longer be outstanding and shall automatically be cancelled and retired, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest thereon.

           Section 2.2 Exchange of Certificates. (a) Paying Agent. Prior to the
                       ------------------------      ------------
Effective Time, Parent shall designate a bank or trust company (which shall be reasonably acceptable to the Company) to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") and to receive the funds to
                                    ------------
which holders of Shares shall become entitled pursuant to Section 2.1(c). Prior to the Effective Time, Parent or the Purchaser shall make available to the Paying Agent the aggregate

Merger Consideration. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

                 (b) Exchange Procedures. Promptly after the Effective Time, the
                     -------------------
Paying Agent shall mail to each holder of record of Shares (the "Certificates"),
                                                                 ------------
whose shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person (as hereinafter defined) other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration, without interest thereon.

                 (c) Transfer Books; No Further Ownership Rights in Shares. At
                     -----------------------------------------------------
the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                 (d) Termination of Fund; No Liability. At any time following
                     ---------------------------------
six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

           Section 2.3 Dissenting Shares. (a) Notwithstanding anything in this
                       -----------------
Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger
  -----------------
Consideration, unless such holder fails to perfect or withdraws or otherwise loses his or her right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his or her right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 2.2.

                 (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

           Section 2.4 Company Option Plan.
                       -------------------

                 (a) Prior to the Effective Time, the Company shall have taken all necessary actions so that at the Effective Time, each unexpired and unexercised stock option under the Company's 1996 Stock Incentive Plan (the "Option Plan"), or otherwise granted by the Company outside of the Option Plan
 -----------
(the "Options"), will be assumed by Parent as of the Effective Time as
      -------
hereinafter provided. At the Effective Time, without further action on the part of the Company or the optionholder, each Option will be automatically converted into an option (the "New Parent Option") to purchase common stock, par value
                     -----------------
$0.01 per share, of Parent (the "Parent Common Shares"). With respect to each
                                 --------------------
such New Parent Option (i) the number of Parent Common Shares subject to such New Parent Option will be determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by the Option Exchange Ratio (as hereinafter defined), and rounding any fractional share up to the nearest whole share, and (ii) the per share exercise price of such New Parent Option will be determined by dividing the exercise price per share specified in the Option by the Option Exchange Ratio, and rounding the exercise price thus determined up to the nearest whole cent, provided, however, that in the case of any Option to which Section 422 of the Code applies, the adjustments provided for in this Section shall be effected in a manner consistent with the requirements of Section 424(a) of the Code. Such New Parent Option shall otherwise be subject to the same terms and conditions as such Option. At the Effective Time, (i) all references in the Option Plan, the applicable stock option or other award agreements issued thereunder and in any other Options to the Company shall be deemed to refer to Parent; and (ii) Parent shall assume the Option Plan and all of the Company's obligations with respect to the Options. The "Option Exchange Ratio" shall mean the Offer Price divided by the average of
     ---------------------
the closing prices per Parent Common Share as reported on the New York Stock Exchange composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal) for each of the ten consecutive trading days in the period ending five days prior to the Effective Time.

                 (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery pursuant to the terms set forth in this Section 2.4.

                 (c) No later than one business day prior to the Effective Time, Parent shall file with the Securities and Exchange Commission a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "Securities Act"),
                                                             --------------
with respect to Parent Common Shares subject to New Parent Options issued pursuant to this Section 2.4, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity-based awards remain outstanding.

                 (d) Parent and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 2.4 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with any of the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           Except as set forth in a schedule delivered to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company
                                  ---------------------------
represents and warrants to Parent and the Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedule shall be deemed to be a disclosure with respect to any other section or sections of this Article III if the relevance of such item to such other section or sections is readily apparent from the face of the Company Disclosure Schedule.

           Section 3.1 Organization. (a) The Company is a corporation duly
                       ------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, or governmental licenses, authorizations, permits, consents or approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, "Company Material Adverse Change" or "Company
            -------------------------------      -------

Material Adverse Effect" means any change, event or effect, as the case may be,
-----------------------
that is materially adverse to (y) the business, operations, properties (including intangible properties), financial condition, results of operations, assets or liabilities of the Company and the Company Subsidiaries, taken as a whole, or (z) the Company's ability to consummate each of the Transactions; provided, that in no event shall any of the following (alone or in combination
--------
with another event identified in this proviso) be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Change or Company Material Adverse Effect: any change, event, violation, inaccuracy, circumstance or effect that results from or arises out of the public announcement or pendency of the Offer, the Merger or the other transactions contemplated hereby.

                 (b) The Company is duly qualified or licensed to do business and in good standing in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

           Section 3.2 Subsidiaries and Affiliates. (a) Section 3.2(a) of the
                       ---------------------------
Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or organization and authorized and outstanding capital of each Company Subsidiary. Other than with respect to the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than publicly-traded securities constituting less than five percent of the outstanding equity of the issuing entity. All of the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all liens, charges, security interests, options, claims, mortgages, pledges, or other encumbrances and restrictions of any nature whatsoever ("Encumbrances"), and is validly issued,
                                        ------------
fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock of any such Company Subsidiary to any person except the Company or another wholly-owned Subsidiary. As used in this Agreement: the term "Company
                                                              -------
Subsidiary" means each Person which is a Subsidiary of the Company; the term
----------
"Subsidiary" means with respect to any party, any corporation, partnership,
 ----------
limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership); and the term "Person" means a natural person, partnership,
                            ------
corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                 (b) Each Company Subsidiary (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has full power and authority and all necessary governmental licenses, authorizations, permits, consents and approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) is duly qualified or licensed to do business as a foreign Person in good standing in each jurisdiction where such qualification or license is necessary, except where the failure to have such licenses, authorizations, permits, consents or approvals, and the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Each such jurisdiction is listed in Section 3.2(b) of the Company Disclosure Schedule, which are the only jurisdictions in which such qualification or license is necessary. The Company has heretofore delivered to Parent complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as presently in effect, and will deliver copies of such documents or their equivalents as presently in effect for each Company Subsidiary promptly after the execution of this Agreement.

           Section 3.3 Capitalization. (a) The authorized capital stock of the
                       --------------
Company consists of (i) 150,000,000 shares of common stock, $0.01 par value per share (the "Common Stock") and (ii) 10,000,000 shares of preferred stock, par
            ------------
value $0.01 per share (the "Preferred Stock") of which 408,000 shares have been
                            ---------------
designated as Series A Junior Participating Preferred Stock. As of the date hereof, (i) 42,648,084 Shares are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding, (iii) 1,922,220 Shares are issued and held in the treasury of the Company, and (iv) a total of 7,834,850 Shares are reserved for issuance pursuant to the Option Plan. All of the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, duly authorized, validly issued, fully paid and non-assessable. There is no indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any Company Subsidiary issued and outstanding.
  -----------
Except as disclosed in
this Section 3.3 or as set forth in Section 3.3(a) of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (ii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other entity. Section 3.3(a) of the Company Disclosure Schedule sets forth, with respect to each existing option to purchase capital stock of the Company, the number of shares issuable, and the purchase price payable therefor upon the exercise of each such option.

                 (b) All of such options have been granted to employees of the Company in the ordinary course of business consistent with past practice. All options granted under the Option Plan have been granted pursuant to option award agreements in the substantially the form attached as an exhibit to Section 3.3(b) of the Company Disclosure Schedule.

                 (c) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any of the Company Subsidiaries.

           Section 3.4 Authorization; Validity of Agreement; Company Action. The
                       ----------------------------------------------------
Company has the requisite corporate power and authority to execute and deliver this Agreement, and has the requisite corporate power and authority to perform the transactions provided for or contemplated by this Agreement, including, but not limited to, the Offer and the Merger (collectively, the "Transactions"). The
                                                             ------------
execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors, and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions other than, with respect to the Merger, the approval of the Merger and adoption of this Agreement by holders of a majority of the Shares. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           Section 3.5 Board Approvals. As of the date hereof, the Company Board
                       ---------------
of Directors, at a meeting duly called and held, has unanimously (i) determined that each of the Agreement, the Offer and the Merger are advisable and fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to the Purchaser pursuant to the Offer, and approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the Company Board of Directors constitutes approval of the Transactions (including each of the Offer and the Merger) by the Company Board of Directors under (A) Article Nine of the Certificate of Incorporation of the Company, and (B) Section 203 of the DGCL, and no other state takeover statute is applicable to the Transactions.

           Section 3.6 Required Vote. The affirmative vote of the holders of a
                       -------------
majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and adopt this Agreement.

           Section 3.7 Consents and Approvals; No Violations. None of the
                       -------------------------------------
execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of the Company or any Company Subsidiary, state securities or blue sky laws or the DGCL, (ii) require any filing by the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "Governmental Entity") (except for
                                             -------------------
(A) compliance with any applicable requirements of the Exchange Act, (B) any filings as may be required under the DGCL in connection with the Merger, (C) filings, permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), under the European Community Merger Regulation, as amended (the
 -------
"ECMR") and any comparable provisions under any applicable pre-merger
 ----
notification laws or regulations of foreign jurisdictions, (D) the filing with the SEC and the New York Stock Exchange, Inc. of (1) the Schedule 14D-9 and (2) a Proxy Statement if stockholder approval is required by law and other such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions, and (E) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, lien, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound (the "Company Agreements") or (iv)
                                                   ------------------
violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (ii), (iii) or (iv) where
(x) any failure to obtain such permits, authorizations, consents or approvals,
(y) any failure to make such filings, or (z) any such violations, breaches or defaults would not, individually or in the aggregate, (I) have a Company Material Adverse Effect or (II) prevent or materially delay the consummation of the Transactions.

           Section 3.8 Company SEC Documents and Financial Statements. The
                       ----------------------------------------------
Company has filed with the SEC all forms, reports, schedules, statements and other documents required by it to be filed since March 28, 1998 under the Exchange Act or the Securities Act (collectively, the "Company SEC Documents").
                                                       ---------------------
As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC. All of the audited financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "Financial Statements") (i) have been prepared from the books
                    --------------------
and records of the Company and its consolidated Subsidiaries, (ii) comply in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved
             ----
(except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act) and (iv) fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

           Section 3.9 Absence of Certain Changes. Except as contemplated by
                       --------------------------
this Agreement, since March 27, 2001 (the "Balance Sheet Date"), each of the
                                           ------------------
Company and each Company Subsidiary has conducted its respective business only in the ordinary course of business consistent with past practice. From the Balance Sheet Date through the date of this Agreement, neither the Company nor any Company Subsidiary has:

                 (a) suffered any Company Material Adverse Change;

                 (b) paid, discharged or satisfied any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

                 (c) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any material Encumbrance, except for liens for current taxes not yet due;

                 (d) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business consistent with past practice;

                 (e) cancelled any material debts or waived any claims or rights of material value;

                 (f) sold, transferred, or otherwise disposed of any of its material properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business consistent with past practice;

                 (g) granted any increase in the compensation or benefits of officers or employees (including any such increase pursuant to any bonus, pension, severance, profitsharing or other plan, agreement or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, except in the ordinary course of business consistent with past practice;

                 (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock (except, (i) with respect to the Company, for regular quarterly dividends in an amount not to exceed $0.07 per Share), and (ii) with respect to Company Subsidiaries, cash dividends or other cash distributions to the Company or any other Company Subsidiary in the ordinary course of business consistent with the Company's cash management procedures) or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

                 (i) except as set forth in the Company SEC Documents filed prior to the date hereof, (i) made any change in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) made any Tax election or changed any Tax election already made, adopted any Tax accounting method, changed any Tax accounting method, entered into any closing agreement or settled any material claim or material assessment relating to Taxes or consented to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                 (j) paid, loaned or advanced any amount to, or sold, transferred or leased any material properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the year 2001; or

                 (k) agreed, whether in writing or otherwise, to take any action described in this Section 3.09.

           Section 3.10 No Undisclosed Liabilities. Except (a) as disclosed in
                        --------------------------
the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (ii) arising under this Agreement, (iii) as disclosed in Section
3.10 of the Company Disclosure Schedule, or (iv) as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company or any Company Subsidiary or in the notes thereto.

           Section 3.11 Litigation. Except to the extent specifically disclosed
                        ----------
with respect to a particular matter in the Company SEC Documents or set forth in
Section 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding, including, without limitation, arbitration proceeding or alternative dispute resolution proceeding, or investigation pending or, to the knowledge of the Company, threatened against, affecting or naming as a party thereto the Company or any Company Subsidiary that could reasonably be expected, individually or in the aggregate, to (i) have a Company Material Adverse Effect or (ii) materially delay the consummation of the Transactions.

           Section 3.12 Employee Benefit Plans; ERISA. Except to the extent
                        -----------------------------
specifically disclosed with respect to a particular matter in the Company SEC
Documents:

                 (a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of each material deferred compensation and each material incentive compensation, equity compensation plan, "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension" plan, fund or program
                                   -----
(within the meaning of section 3(2) of ERISA); each material employment, termination or severance agreement; and each other material employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any Company Subsidiary, for the benefit of any employee or former employee of the Company or any Company Subsidiary (the "Plans").
                 -----

                 (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent true and complete copies of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").
 ----

                 (c) No material liability under Title IV or section 302 of ERISA has been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (an "ERISA Affiliate") that has
                                                    ---------------
not been satisfied in full, and, to the Company's knowledge, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

                 (d) With respect to each Plan which is subject to Title IV of ERISA (and that is not a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan")) (a "Title IV Plan"), the present value of
             ------------------        -------------
accrued benefits under such plan, based upon the actuarial assumptions used for financial reporting purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                 (e) With respect to any Title IV Plan that is a Multiemployer Plan, covering employees of the Company or any ERISA Affiliate, (i) none of the transactions contemplated by this Agreement will result in a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in sections 4203 and 4205 of ERISA and, (ii) since June 1, 1995, no event has occurred that presents a material risk of a complete or partial withdrawal, and neither Company nor any ERISA Affiliate has been assessed any withdrawal liability, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, and (iv) to the

Company's knowledge, no circumstances exist that present a material risk that any such plan will go into reorganization.

                 (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Effective Time. All contributions required to be made with respect to any Plan on or prior to the Effective Time have been timely made, or have been reflected on the Financial Statements.

                 (g) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                 (h) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code, with the exception of any Multiemployer Plan, has received a favorable determination letter from the Internal Revenue Service, and to the Company's knowledge, there are no circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of any such Plan under Section 401(a) of the Code.

                 (i) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

                 (j) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                 (k) There are no pending, or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such

Plan (other than routine claims for benefits), which would have, individually or in the aggregate, a Company Material Adverse Effect.

                 (l) Except as would not be expected to result in a Material Adverse Effect, with respect to all of the Plans which are subject to Laws other than those of the United States, (a) such Plans are in material compliance with any applicable Laws, including relevant tax laws, and the requirements of any trust deed under which they are established, (b) all employer and employee contributions to each such Plan required by law or by the terms of such plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; and (c) the fair market value of the assets of each funded plan, the liability of each insurer for any plan funded through insurance or the book reserve established for any plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Time, with respect to all current and former participants in such plan.

           Section 3.13 Taxes. (a) Except to the extent specifically disclosed
                        -----
with respect to a particular matter in the Company SEC Documents or as set forth in Section 3.13 of the Company Disclosure Schedule:

                 (i) the Company and all Company Subsidiaries (x) have duly filed (or there have been filed on their behalf) with the appropriate Tax Authorities (as hereinafter defined) all material Tax Returns (as hereinafter defined) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects, and (y) have duly and timely paid in full (or there has been paid on their behalf), or (in the case of any Taxes that are being contested in good faith by appropriate proceedings) have established reserves (in accordance with GAAP) as reflected on the Financial Statements, all material Taxes (as hereinafter defined) that are due and payable and for which they are liable;

                 (ii) there are no material liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for liens for Taxes not yet due or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Financial Statements in accordance with GAAP;

                 (iii) no material Federal, state, local or foreign Audits (as hereinafter defined) are pending with regard to any material Taxes or material Tax Returns of the Company or any Company Subsidiary and to the best knowledge of the Company and the Company Subsidiaries no such Audit is threatened;

                     (iv) the Federal income Tax Returns of the Company and the Company Subsidiaries have been examined by the applicable Tax Authorities (or the applicable statutes of limitation for the assessment of Taxes for such periods have expired) for all periods through and including March 31, 1998, and as of the date hereof no material adjustments have been asserted as a result of such examinations which have not been (x) resolved and fully paid, or (y) reserved on the Financial Statements in accordance with GAAP. None of the Company or any Company Subsidiary has granted any request, agreement, consent or waiver to extend the statutory period of limitations applicable to the assessment of any Tax with respect to the Tax Return of the Company or any Company Subsidiary;

                     (v) neither the Company nor any Company Subsidiary is a party to any written or oral contract, agreement or arrangement providing for the allocation, indemnification, or sharing of Taxes; and

                     (vi) neither the Company nor any Company Subsidiary has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) other than the affiliated group of which Company is the "parent" and is not subject to Treasury Regulation Section 1.1502-6 (or any similar provision under foreign, state, or local law) for any period other than in connection with the affiliated group of which the company is the "parent," or has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

                 (b) "Audit" means any audit, assessment, or other examination
                      -----
relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes. "Tax" or "Taxes" means all Federal, state, local,
                                ---      -----
and foreign taxes, and other duties or assessments of a similar nature (whether imposed directly or through withholding and including all required estimated payments of such taxes, duties or assessments), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or
 -------------
foreign governmental authority responsible
for the administration of any Taxes. "Tax Returns" mean all Federal, state,
                                      -----------
local, and foreign tax returns, declarations, statements, reports, schedules, forms, documents and information returns (and any amendments thereto) that are filed or required to be filed with any Tax Authority.

           Section 3.14 Contracts. Each Company Agreement is valid, binding and
                        ---------
enforceable and is in full force and effect, except where any failure to be valid, binding and enforceable and in full force and effect would not have a Company Material Adverse Effect, and there are no defaults thereunder, except those defaults that individually or in the aggregate would not have a Company Material Adverse Effect.

           Section 3.15 Real and Personal Property. (a) Each of the Company and
                        --------------------------
the Company Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Encumbrances, except for Encumbrances that, individually or in the aggregate, would not have a Company Material Adverse Effect.

                 (b) Each of the Company and the Company Subsidiaries has complied in all material respects with the terms of all leases to which it is a party, except for such non-compliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries enjoys peaceful and undisturbed possession under all such leases, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

           Section 3.16 Intellectual Property. (a) As used in this Agreement,
                        ---------------------
"Company Intellectual Property" means all of the following which are used to
 -----------------------------
conduct the business of the Company or any Company Subsidiary as presently conducted: (i) trademarks, service marks, logos, trade dress, corporate names, trade names, Internet domain names, all registrations and applications for the foregoing, and all goodwill associated with the foregoing; (ii) patents and pending patent applications; (iii) trade secrets, and confidential, proprietary, know-how, processes, formulas, and recipes that are not the subject of a patent or patent application, (iv) copyrights, copyright applications and registrations, computer software programs, databases and compilations, but excluding commercially-available software and documentation and other related elements having a replacement value of less than $5,000; and (v) all material licenses and other agreements to which the Company or any Company Subsidiary is a party and relate to any of the foregoing.

                 (b) Section 3.16(b) of the Company Disclosure Schedule sets forth all material Company Intellectual Property, which is owned by the Company or any Company Subsidiary, except for Company Intellectual Property falling under 3.16(a)(iii), and all material agreements concerning Company Intellectual Property to which the Company or any Company Subsidiary is a party (the "Listed
                                                                         ------
Company Intellectual Property").
-----------------------------

                 (c) The Company and each Company Subsidiary own or have the right to use all Company Intellectual Property used in the Company's business as presently conducted, except as would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (d) To the knowledge of the Company and each Company Subsidiary and except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the conduct of the Company's and each Company Subsidiary's business and the use of the Listed Company Intellectual Property in connection therewith does not infringe, misappropriate, or otherwise violate any intellectual property rights or any other proprietary right of any third party, and neither the Company nor any Company Subsidiary has received written notice alleging any infringement, misappropriation, or other violation by the Company or any Company Subsidiary of any such rights of any third party.

                 (e) Neither the Company nor any Company Subsidiary has received notice or has knowledge that any third party is infringing upon, misappropriating, or otherwise violating any Listed Company Intellectual Property rights owned by the Company or any Company Subsidiary.

                 (f) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect and to the knowledge of the Company and each Company Subsidiary, (i) the Listed Company Intellectual Property owned by the Company or any Company Subsidiary is valid, subsisting, and in full force and effect, (ii) record ownership of the Listed Company Intellectual Property owned by the Company or any Company Subsidiary is up-to-date, and (iii) there are no pending or, to the knowledge of the Company, threatened challenges to the validity of any Listed Company Intellectual Property owned by the Company or any Company Subsidiary.

                 (g) The consummation of the transactions contemplated herein will not materially alter or impair the Company's or any Company Subsidiary's rights to own or use any Listed Company Intellectual Property.

                 (h) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each Company Subsidiary has taken reasonable steps to preserve the confidentiality of its trade secrets, its confidential, proprietary manufacturing processes, formulas, recipes, and other confidential, proprietary information.

           Section 3.17 Labor Matters. Except as set forth in Section 3.17 of
                        -------------
the Company Disclosure Schedule or in the Company SEC Reports filed prior to the date hereof:

                 (a) The Company and each Company Subsidiary has good labor relations and there are no controversies, grievances, or arbitrations pending, or to the knowledge of the Company, threatened between the Company or any Company Subsidiary, on the one hand, and any of their respective employees, on the other hand, which would have, individually or in the aggregate, a Company Material Adverse Effect. Since March 28, 2000, the Company does not know of any material labor union organizing activities with respect to any employees of the Company or any Company Subsidiary into one or more collective bargaining units.

                 (b) The Company and all Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety, and wages and hours, and are not engaged in any unfair labor practice except for any noncompliance or practices that would not have, individually or in the aggregate, a Company Material Adverse Effect.

                 (c) Neither the Company nor any of its subsidiaries nor any of their respective employees, agents or representatives has committed a material unfair labor practice as defined in the National Labor Relations Act and there is no material unfair labor practice complaint or other allegation of labor law violation against the Company or any Company Subsidiary pending before the National Labor Relations Board or any other Governmental Entity.

                 (d) Since March 28, 2000, there has been no and there is no actual or threatened material labor dispute, strike, slowdown or work stoppage or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary.

                 (e) Except for such matters as would no reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any Company Subsidiary has received notice of any actual or threatened investigation, charge or complaint against Company or any Company Subsidiary with respect to employees pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

                 (f) The Company and each of its Subsidiaries is and has been in substantial compliance with all notice and other requirements under the Workers' Adjustment and Retraining Notification Act and any similar state, local or foreign law.

           Section 3.18 Compliance with Laws. The Company and the Company
                        --------------------
Subsidiaries have complied in a timely manner and in all material respects with all laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of all United States federal, state, local, foreign governments and agencies thereof which affect the business, properties or assets of the Company and the Company Subsidiaries, except for instances of possible noncompliance that would not, individually or in the aggregate, have Company Material Adverse Effect, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any Company Subsidiary alleging any violation of any of the foregoing, except for instances of possible noncompliance that individually or in the aggregate would not have Company Material Adverse Effect. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Company Material Adverse Effect.

           Section 3.19 Condition of Assets. All of the material property, plant
                        -------------------
and equipment of the Company and each Company Subsidiary has in all material respects been maintained in reasonable operating condition and repair, ordinary wear and tear excepted, and is in all material respects sufficient to permit the Company and each Company Subsidiary to conduct their operations in the ordinary course of business in a manner consistent with their past practices.

           Section 3.20 Customers and Suppliers. Since March 28, 2000, there has
                        -----------------------
been no termination, cancellation or material curtailment of the business relationship of the Company or any Company Subsidiary with any customer or supplier or group of affiliated customers or suppliers which individually or in the aggregate would result in a Company Material Adverse Effect nor any written notice of intent to so terminate, cancel or materially curtail (and would have such an effect).

           Section 3.21 Environmental Matters. (a) The following terms shall
                        ---------------------
have the following meanings for the purposes of this Agreement:

                        (i)   "Environmental Laws" shall mean all foreign,
                               ------------------
     Federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment or human health and safety, or as it relates to Hazardous Substance exposure, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances into the environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of Hazardous Substances; all laws and regulations with regard to record-keeping, notification, disclosure and reporting requirements respecting Hazardous Substances; all laws relating to endangered or threatened species of fish, wildlife and plants and environmental harm to natural resources; and common law to the extent it relates to or applies to exposure to or impact of Hazardous Substances on persons or property.

                        (ii)  "Environmental Claim" shall mean any claim,
                               -------------------
     action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based on or resulting from
     (a) the presence, or release into the environment, of an Hazardous Substance at any location, whether or not owned or operated by the Company or any Company Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                        (iii) "Hazardous Substances" shall mean (a) any
                               --------------------
     petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

                 (b) Except to the extent specifically disclosed with respect to a particular matter in the Company SEC Documents:

                        (i) The Company and each Company Subsidiary has been and is in material compliance with all applicable Environmental Laws, including, but not limited to, possessing all permits, authorizations, licenses, exemptions and other governmental authorizations required for its operations as currently conducted under applicable Environmental Laws, except for such non-compliance that would not, individually or in the aggregate, have a Company Material Adverse Effect.

                        (ii) There is no pending or, to the knowledge of the Company, threatened claim, lawsuit, or administrative proceeding against the Company or any Company Subsidiary, under or pursuant to any Environmental Law, that would have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice from any Person, including, but not limited to, any Governmental Entity, alleging that the Company or any Company Subsidiary has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved and would have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary has received any request for information from any Person, including but not limited to any Governmental Entity, related to liability under or compliance with any applicable Environmental Law, except for such matters as would not, if they matured into a claim against the Company or any Company Subsidiary, individually or in the aggregate, have a Company Material Adverse Effect.

                        (iii) There is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained and there are no past or present actions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Substance that would be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary or, to the knowledge of the Company or any Company Subsidiary, against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has retained that, in each case, would individually or in the aggregate have a Company Material Adverse Effect.

                        (iv) With respect to the real property that is currently owned, leased or operated by the Company or any Company Subsidiary, there have been no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property that would, individually or in the aggregate, have a Company Material Adverse Effect.

                        (v) With respect to real property that was formerly owned, leased or operated by the Company or any Company Subsidiary or any of their predecessors in interest, there were no spills, discharges or releases (as such term is defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.) of Hazardous Substances or any other contaminant or pollutant on or underneath any of such real property during or prior to the Company's or any Company Subsidiary's ownership or operation of such real property that would, individually or in the aggregate, result in a Company Material Adverse Effect.

                        (vi) Neither the Company nor any Company Subsidiary has entered into any written agreement or incurred any material legal or monetary obligation to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any Person from or against any liabilities or costs arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Substances, or otherwise arising in connection with or under Environmental Laws, other than in each case exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                        (vii) Neither the Company nor any Company Subsidiary has disposed or arranged for the disposal of Hazardous Substances (or any waste or substance containing Hazardous Substances) at any location that is: (i) listed on the Federal National Priorities List ("NPL") established pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42, U.S.C. 9601, et seq.; (ii) listed on any state or foreign list of hazardous waste sites that is analogous to the NPL; or (iii) has been subject to environmental investigation or remediation, other than, in each case, exceptions which would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (c) Notwithstanding any other representation and warranty in this Article III, the representations and warranties contained in this Section
3.21 constitute the sole representation and warranties of the Company with respect to any Environmental Law, Environmental Claim or Hazardous Substance.

           Section 3.22 Information in the Offer Documents, the Schedule 14D-9
                        ------------------------------------------------------
and the Proxy Statement. The information supplied by the Company for inclusion
-----------------------
in the Offer Documents, the Schedule 14D-9 and the Proxy Statement, if any, will not, at the respective times the Offer Documents, the Schedule 14D-9 and the Proxy Statement or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9, and the Proxy Statement, if any, will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Offer

Documents, Schedule 14D-9 and the Proxy Statement, if any, based on information furnished by Parent or the Purchaser for inclusion therein.

           Section 3.23 Opinion of Financial Advisor. The Company has received
                        ----------------------------
the written opinion of UBS Warburg, LLC (the "Company Financial Advisor"), dated
                                              -------------------------
June 29, 2001, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a copy of such opinion has been delivered to Parent and the Purchaser. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

           Section 3.24 Brokers. No broker, investment banker, financial advisor
                        -------
or other person, other than the Company Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Company or the Purchaser. True and correct copies of all agreements between the Company and the Company Financial Advisor, including, without limitation, any fee arrangements, are included in Section 3.24 of the Disclosure Schedule.

           Section 3.25 Rights Agreement. The Company has taken all action which
                        ----------------
may be necessary under the Rights Agreement, dated as of February 22, 1996, by and between the Company and Boatmen's Trust Company as rights agent (the "Rights
                                                                          ------
Agreement") so that the execution of this Agreement and any amendments thereto
---------
by the parties hereto and the consummation of the transactions contemplated hereby and thereby shall not cause (i) Parent and/or the Purchaser or their respective "Affiliates" or "Associates" to become an "Acquiring Person" (as such terms are defined in the Rights Agreement) or (ii) a "Distribution Date," a "Stock Acquisition Date" (as such terms are defined in the Rights Agreement) to occur and no such date or event has occurred prior to the date hereof, irrespective of the number of shares of Common Stock acquired pursuant to the Offer or other transactions contemplated by this Agreement.

           Section 3.26 Capital Expenditures. The budgeted capital expenditures
                        --------------------
of the Company for the fiscal year 2002 is $111.3 million; as of June 19, 2001, the Company's expenditures in respect of capital expenditures was $20.1 million, which amount has been spent in all material respects in accordance with the budget.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER

           Parent and the Purchaser represent and warrant to the Company as follows:

           Section 4.1 Organization. Each of Parent and the Purchaser is a
                       ------------
corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its respective incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as is now being conducted, except where the failure to be so organized and existing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and the Purchaser, as the case may be, to perform its obligations under this Agreement, or prevent or materially delay the consummation of any of the Transactions.

           Section 4.2 Authorization; Validity of Agreement; Necessary Action.
                       ------------------------------------------------------
Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and the Purchaser, and by Parent as the sole stockholder of the Purchaser, and no other corporate authority or approval on the part of Parent or the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and the Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

           Section 4.3 Consents and Approvals; No Violations. None of the
                       -------------------------------------
execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by Parent or the Purchaser of the Transactions, or compliance by Parent or the Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the organizational documents of Parent or the Certificate of Incorporation or Bylaws of the Purchaser, (b) violate, conflict with or result in a breach of any provisions under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument or agreement to which Parent is a party (c) require any filing by Parent or the Purchaser with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act and Securities Act, (ii) any filing pursuant to the DGCL, (iii) filings, permits, authorizations, consents and approvals as may be required under the HSR Act, the ECMR and comparable merger and notifications, laws or regulations of foreign jurisdictions, (iv) the filing or deemed filing with the SEC and The New York Stock Exchange, Inc. of (A) the Schedule TO, (B) the Proxy Statement, if stockholder approval is required by law and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except in the case of clause (b), (c) or (d) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each of Parent and the Purchaser to perform its obligations under this Agreement, as the case may be, or prevent or materially delay the consummation of any the Transactions.

           Section 4.4 Information in the Proxy Statement. None of the
                       ----------------------------------
information supplied by Parent or the Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

           Section 4.5 Information in the Offer Documents. The Offer Documents
                       ----------------------------------
will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

           Section 4.6 Brokers. No broker, investment banker, financial advisor
                       -------
or other Person, other than J.P. Morgan Chase & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or the Purchaser.

           Section 4.7 Financing. The Purchaser currently has and will have at
                       ---------
each of (i) the time of acceptance for purchase by the Purchaser of the Shares pursuant to the Offer and (ii) the Effective Time sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

           Section 5.1 Acquisition Proposals. The Company shall promptly notify
                       ---------------------
Parent if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its officers, directors, employees, investment bankers, attorneys, accountants or other agents, in each case, in connection with an Acquisition Proposal (an "Acquisition Proposal Interest"), which notice shall identify the
              -----------------------------
name of the Person indicating such Acquisition Proposal Interest and the material terms and conditions of any Acquisition Proposal. As used in this Agreement, "Acquisition Proposal" means any tender or exchange offer involving
            --------------------
the Company, any proposal for a merger, consolidation or other business combination involving the Company, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company.

           Section 5.2 Interim Operations of the Company. The Company covenants
                       ---------------------------------
and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as required by applicable law, or (iii) as Parent may consent (which consent shall not be unreasonably withheld or delayed) in writing, after the date hereof, and prior to the earlier of (x) the termination of this Agreement in accordance with
Article VIII and (y) the time the designees of Parent constitute a majority of the Company Board of Directors (the "Appointment Date"):
                                     ----------------

                 (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable efforts to preserve its present business organization intact and maintain good relations with customers, suppliers, employees, contractors, distributors and others having business dealings with it;

                 (b) the Company shall not, directly or indirectly, (i) except upon exercise of the Options or other rights to purchase Shares pursuant to the Option Plan outstanding on the date hereof or for the issuance of Shares pursuant to the terms of Options outstanding under the Plans in effect on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any Company Subsidiary beneficially owned by it, (ii) amend its Certificate of Incorporation or Bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of the Company;

                 (c)    neither the Company nor any Company Subsidiary shall:
(i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, except, with respect to the Company, for regular quarterly dividends in an amount not to exceed $0.07 per Share; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants or rights of any kind to acquire, any shares of capital stock of the Company or any Company Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Options outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material indebtedness or other liability, other than in the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of its capital stock, or any instrument which includes a right to acquire such shares except in connection with the exercise of repurchase rights or rights of first refusal in favor of the Company with respect to shares of Common Stock issued upon exercise of Options granted under the Option Plan;

                 (d) except as set forth in Section 5.2(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall change the compensation or benefits payable or to become payable to any of its officers, directors or employees (other than increases in wages to employees who are not directors or affiliates, in the ordinary course of business consistent with past practice, as required by any collective bargaining agreement), enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees or affiliates or change its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise, other than such actions taken in the ordinary course of business consistent with past practice;

                 (e) neither the Company nor any Company Subsidiary shall pay or arrange for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or make any arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company director, officer or employee, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                 (f) the Company will not, in any material respect, modify, amend or terminate any of the material Company Agreements, and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights or claims under any of the material Company Agreements;

                 (g) neither the Company nor any Company Subsidiary will permit any material insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

                 (h) neither the Company nor any Company Subsidiary will (i) incur or assume any long-term indebtedness or any short-term indebtedness (which shall not include trade payables) (except for short-term indebtedness for working capital in the ordinary course of business not to exceed $50,000,000 in the aggregate); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, other than in an immaterial amount; (iii) make any loans, advances or capital contributions to, or investments in, any other Person other than in an immaterial amount; (iv) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; or (v) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate);

                 (i) neither the Company nor any Company Subsidiary shall enter into or modify any collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement other than in the ordinary course of business;

                 (j) the Company and each Company Subsidiary shall timely and properly file, or timely and properly file requests for extensions to file, all federal, state, local and foreign tax returns which are required to be filed, and pay or make provision for the payment of all taxes owed by them;

                 (k) the Company shall not waive, amend or otherwise alter the Rights Agreement or redeem the Rights;

                 (l) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it except for such changes required by GAAP or (ii) make any Tax election or change any Tax election already made, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement or settle any material claim or material assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

                 (m) neither the Company nor any Company Subsidiary will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

                 (n) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

                 (o) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in
Article VII or any of the conditions to the Offer set forth in Annex I not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at or prior to the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

                 (p) neither the Company nor any Company Subsidiary shall make any capital expenditure which is not in all material respects in accordance with the annual budget for the fiscal year 2002, a true and correct copy of which has been delivered to Parent; and

                 (q) neither the Company nor any Company Subsidiary will enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

                 Notwithstanding the foregoing, nothing in this Section 5.2 or any other provision of this Agreement shall prohibit (i) any wholly-owned direct or indirect subsidiary of the Company from paying cash dividends or making other cash distributions to the Company or any wholly-owned direct or indirect subsidiary of the Company in the ordinary course of business consistent with the Company's cash management procedures, or (ii) the Company (or any subsidiary of the Company) from fulfilling its obligations under any agreement or contract specifically disclosed in Section 5.2 of the Company Disclosure Schedule and previously provided to Parent.

           Section 5.3 No Solicitation. (a) The Company agrees that it shall
                       ---------------
immediately cease and cause to be terminated all existing discussions, negotiations and communications with any Persons with respect to any Acquisition Proposal. Except as provided in Section 5.3(b), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize or permit its officers, directors, employees, investment bankers, attorneys, accountants or other agents (collectively, "Representatives") to directly or indirectly (i) initiate,
                ---------------
solicit or knowingly encourage, or knowingly take any action to facilitate the making of, any offer or proposal which constitutes or which may be reasonably likely to lead to any third-party Acquisition Proposal or (ii) enter into any agreement with respect to any Acquisition Proposal, or (iii) in the event of an unsolicited Acquisition Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Section 5.3 shall prohibit the Company or the Company Board of Directors from (x) in the event of an unsolicited Acquisition Proposal, requesting from the third party such information as may be reasonably necessary for the Company Board of Directors to inform themselves as to the material terms of such Acquisition Proposal for the sole purpose of determining whether such Acquisition Proposal constitutes a Superior Proposal, provided, that (i) the Company Board of Directors shall have determined, in good faith after being advised by outside legal counsel, that taking such action with respect to an Acquisition Proposal from such third party is necessary in order for the Company Board of Directors to discharge its fiduciary duties under applicable law and (ii) upon receipt of such information requested from the third party, neither the Company nor any of its Representatives shall be permitted to engage in any further discussion or negotiations with any such third party that would otherwise violate paragraph
(a) of this Section 5.3, (y) taking (and disclosing to the Company's stockholders) its position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 under the Exchange Act or (z) making such disclosure to the Company's stockholders as in the good-faith judgment of the Company Board of Directors, after receipt of advice from outside legal counsel to the Company, that such disclosure is necessary for the Company Board of Directors to comply with its fiduciary duties under applicable law.

                 (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (other than with respect to any standstill provision contained therein), dated May 29, 2001 entered into between Parent and the Company (the "Confidentiality Agreement") and may negotiate and participate
                  -------------------------
in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal is reasonably likely to be consummated (taking into account the legal aspects of the proposal, the Person making the Acquisition Proposal and approvals required in connection therewith); (y) such entity or group has on an unsolicited basis, and in the absence of any violation of this Section 5.3 by the Company, submitted a bona fide, fully financed, written proposal to the Company relating to any such transaction which the Board of Directors determines in good faith, after receiving advice from the Company's financial advisors, is more favorable than the Offer to the Company's stockholders from a financial point of view, and (z) in the good faith opinion of the Company Board of Directors, after consultation with outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and necessary in order for the Company Board of Directors to discharge its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "Superior Proposal"). The Company shall promptly,
                               -----------------
and in any event within two business days following receipt of a Superior Proposal and prior to providing any such party with any material non-public information, notify Parent of the receipt of the same. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other party which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

                 (c) Except as set forth herein, neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Transactions, to Parent or to the Purchaser, the approval or recommendation by the Company Board of Directors of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may

(subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal (an "Acquisition Agreement"), in each case at any time after
                       ---------------------
the third business day following the Company's delivery to Parent of written notice advising Parent that the Company Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; provided,
                                                                   --------
however, that the Company shall not enter into an agreement with respect to a
-------
Superior Proposal unless the Company complies with Section 5.3(d).

                 (d) The Company may terminate this Agreement and enter into an Acquisition Agreement with respect to such Superior Proposal, provided that,
                                                                 --------
prior to any such termination, (i) the Company has provided Parent written notice that it intends to terminate this Agreement pursuant to this Section 5.3(d), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into, (ii) within a period of three business days following the delivery of the notice referred to in clause
(i) above, Parent does not propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with Parent in good faith such proposed adjustments in the terms and conditions of this Agreement which the Company Board of Directors determines in its good faith judgment (after receiving the advice of its financial advisor) to be as favorable to the Company's stockholders as such Superior Proposal, and (iii) at least three full business days after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to this
Section 5.3(d), and (B) a wire transfer of immediately available funds in the amount of the Termination Fee (as defined in Section 8.2(b)).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

           Section 6.1 Additional Agreements. Subject to the terms and
                       ---------------------
conditions as herein provided, the Company, Parent and the Purchaser shall each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex I attached hereto and in Article VII, and to consummate and make effective the Merger and the other Transactions. Each of the parties hereto agrees to use all reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; provided; that nothing contained in
                                             --------
this Section 6.1 shall require any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party.

           Section 6.2 Notification of Certain Matters. The Company shall give
                       -------------------------------
prompt notice to Parent and Parent shall give prompt notice to the Company (in the case of the Company, to the extent known by members of the Policy Committee of the Company and, in the case of Parent, to the extent known by the executive officers of Parent), of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would cause any condition set forth in Annex I to not be satisfied in any material respect at any time from the date hereof to the date the Purchaser purchases Shares pursuant to the Offer and (b) any material failure of the Company, the Purchaser or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

           Section 6.3 Access; Confidentiality. From the date hereof until the
                       -----------------------
Effective Time, upon reasonable notice and subject to the terms of the Confidentiality Agreement, the Company shall (and shall cause each of the Company Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent and the Purchaser, reasonable access, during normal business hours to all of its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of the Company Subsidiaries to) furnish promptly to Parent and the Purchaser (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent or the Purchaser may reasonably request. Unless otherwise required by law or regulation (including stock exchange rules) and until the Effective Time, Parent and the Purchaser will hold any such information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement (except as may be required by law or by any listing agreement with or by the listing rules of The New York Stock Exchange) and, in the event this Agreement is terminated for any reason, Parent or the Purchaser shall promptly return or destroy such information in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 6.3 shall affect any representation or warranty made by the parties hereunder.

           Section 6.4  Consents and Approvals.
                        ----------------------

                 (a) Each of Parent, the Purchaser and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required under the HSR Act, under the ECMR and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                 (b) Each of the Company, the Purchaser and Parent shall take all reasonable actions necessary to file as soon as practicable following the date hereof notifications under the HSR Act, under the ECMR or under comparable merger notification laws under foreign jurisdictions, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any authorities of such other foreign jurisdictions for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust or competition matters. Parent, the Purchaser and the Company agree to cooperate and to take promptly any and all commercially reasonable steps to resolve any issues arising under the HSR Act, the

ECMR or any other comparable laws of foreign jurisdictions so as to enable the parties to expeditiously close the Transactions contemplated by this Agreement. In furtherance of the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any such laws, each of Parent, the Purchaser and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding so as to permit consummation of the Transactions contemplated by this Agreement (including defending against any litigation brought by a Governmental Entity seeking to prevent the consummation of the Transactions). Notwithstanding the foregoing, or any other covenant herein contained (including, without limitation, Sections 6.1 and 6.9), in connection with the receipt of any necessary approvals under the HSR Act, the ECMR or any other comparable laws of foreign jurisdictions, neither Parent nor the Company shall be required to divest or hold separate or otherwise take or commit to take any action that limits Parent's or the Company's freedom of action with respect to, or their ability to retain, the Company or any material portions thereof or any of the businesses, product lines, material properties or material assets of the Company or Parent.

           Section 6.5 Publicity. Each of Parent and the Company shall consult
                       ---------
with the other regarding their initial press releases with respect to the execution of this Agreement. Thereafter, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue of any press release or other announcement with respect to the Offer, the Merger or this Agreement without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel, may be required by law or by any listing agreement with or listing rules of a national securities exchange or trading market or by the listing rules of The New York Stock Exchange, provided, however, that each party shall provide, if
                         --------  -------
practicable, notice to and consult with the other party prior to issuing any such press release or other announcement.

           Section 6.6 Insurance and Indemnification. (a) For a period of six
                       -----------------------------
years after the Effective Time, Parent shall, or shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to indemnify, defend and hold harmless the present and former directors and officers of the Company and the Company Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims,
                                -----------------
damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel) and judgments, fines, losses, claims, liabilities and amounts paid in settlement arising out of or in connection with any claim, action, suit, proceeding, or investigation, whether criminal, civil, administrative or investigative, arising out of any acts or omissions occurring at or prior to the Effective Time (including the Transactions); provided, however, that Parent shall not be required to indemnify
               --------  -------
any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such party believed to be in or not opposed to the best interests of the Company. Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom such advances are made provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Parent and the Company agree that in the event any claim or claims are asserted or made within the six-year period contemplated by this Section, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                 (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O
                                                                  ---
Insurance") for a period of not less than three years after the Effective Time;
---------
provided, however, that Parent may substitute therefor policies of substantially
--------  -------
equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, that if the existing D&O
                              --------
Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use reasonable best efforts to obtain substantially similar D&O Insurance; provided further, however, that in no event
                                     --------
shall Parent be required to pay aggregate premiums for insurance under this
Section 6.6(b) in excess of 150% of the average of the aggregate premiums paid by the Company in 1998, 1999 and 2000 on an annualized basis for such purpose (the "Average Premium"); and provided, further, that if Parent or the Surviving
      ---------------        --------
Corporation is unable to obtain the amount of insurance required by this Section 6.6(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the Average Premium. The budgeted amount for D&O Insurance for fiscal year 2002 is set forth on Section 6.6(b) of the Company Disclosure Schedule.

           Section 6.7 Purchaser Compliance. Parent shall cause the Purchaser to
                       --------------------
comply with all of its obligations under this Agreement.

           Section 6.8 Third Party Standstill Agreements. During the period from
                       ---------------------------------
the date of this Agreement through the Effective Time, the Company shall enforce and shall not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between the Company and other parties entered into prior to the date hereof.

           Section 6.9  Reasonable Best Efforts.
                        -----------------------

                 (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and appropriate, under applicable laws to consummate and make effective the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary, subject to Section 6.4(b), to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

                 (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its commercially reasonable efforts to effect such transfers.

                 Section 6.10 State Takeover Laws. If any state takeover statute
                              -------------------
becomes or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer, or the Merger, then the Company Board of Directors shall, subject to its fiduciary duties as advised of the same by its counsel, take all action necessary to render such statute inapplicable to the foregoing.

           Section 6.11 Employee Benefits.
                        -----------------

                 (a) Parent agrees that, during the period commencing at the Effective Time and ending on December 31, 2002, the employees of the Company will continue to be provided with salary and benefits under employee benefit plans (other than plans providing for retiree medical benefits, incentive pay plans, plans involving the issuance of equity and plans that provide for payments or benefits upon a change in control) that are no less favorable in the aggregate than the benefits currently provided by the Company and any Company Subsidiary to such employees under the Plans listed in Section 3.12(a) of the Company Disclosure Schedule (excluding plans providing for retiree medical benefits, incentive pay plans, plans that provide equity-based compensation and plans that provide for payments or benefits upon a change in control); provided, however, that during the period commencing at the Effective Time and ending on December 31, 2002, the employees of the Company will be provided with salary and benefits that are no less favorable in the aggregate than the benefits, including, but not limited to, retiree medical benefits, provided by Parent to similarly-situated employees of Parent; and provided further, that employees covered by a collective bargaining agreement shall not be subject to the foregoing sentence, but shall be subject to the applicable collective bargaining

                 (b) Parent agrees to cause the Company to honor all contracts, agreements, arrangements, policies, plans and commitments of the Company or any of the Company Subsidiaries, in accordance with their terms, which are applicable with respect to any employee, officer, director or executive or former employee, officer, director, or executive of the Company or of any Company Subsidiary, provided that such contract, agreement, arrangement, policy, plan or commitment is disclosed in Section 3.12 of the Company Disclosure Schedule. Neither this Section 6.11 nor any other provision of this Agreement shall limit the ability or right of the Company and its Subsidiaries to terminate the employment of any of their respective employees after the Closing Date (subject to any rights of any such employees pursuant to any contract, agreement, arrangement, policy, plan or commitment).

                 (c) For purposes of all employee benefit plans, programs and agreements maintained by or contributed to by Parent and its Subsidiaries (including, after Closing, the Surviving Corporation), Parent shall, or shall cause its Subsidiaries to cause each such plan, program or arrangement to treat the prior service with the Company or its Subsidiaries immediately prior to the Closing of any employee of the Company or the Company Subsidiaries (a "Company Employee")
                                                            ----------------
(to the same extent such service is recognized under analogous plans, programs or arrangements of the Company or its affiliates prior to the closing) as service rendered to Parent or its Subsidiaries, as the case may be, for all purposes; provided, however, that (i) such crediting of service shall not operate to duplicate any benefit or the funding of such benefit under any plan, or (ii) require the crediting of past service for benefit accrual purpose under any defined benefit pension plan. Company Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any other plan for which deductibles or co-payments are required. Parent shall also cause each Parent Plan (as hereinafter defined below) to waive any preexisting condition which was waived under the terms of any Plan immediately prior to the Closing or waiting period limitation which would otherwise be applicable to a Company Employee on or after the Closing. Parent shall recognize any accrued but unused vacation of the Company Employees as of the Closing Date, and Parent shall cause the Company and its Subsidiaries to provide such paid vacation. For purposes of this Agreement, a "Parent Plan"
                                                               -----------
shall mean such employee benefit plan, as defined in Section 3(3) of ERISA, or a nonqualified employee benefit or deferred compensation plan, stock option, bonus or incentive plan or other employee benefit or fringe benefit program, that may be in effect generally for employees of Company and the Company Subsidiaries from time to time. The requirement of this Section 6.11(c) shall not apply to any employee covered by a collective bargaining agreement, it being understood that the terms of the applicable collective bargaining covering each such employee apply.

                 (d) Parent shall cause the Company to satisfy any liability for severance pay and similar obligations payable to any Company Employee who is terminated by Parent or the Company, or any of their respective Subsidiaries, on or before December 31, 2002 on terms no less favorable than those provided under the applicable severance plans listed in Section 6.11 of the Company Disclosure Schedule; provided, however, that employees covered by a collective bargaining agreement shall not be subject to the foregoing sentence, but shall be subject to the applicable collective bargaining agreement.

                 (e) The Company shall use its best efforts to cause to be amended, prior to the Effective Time, any plans or agreements with Company

Employees that provide for funding of a rabbi trust in connection with a change in control of the Company to eliminate any such funding requirements.

                 (f) Except as provided in this Section 6.11, nothing in this Agreement shall limit or restrict the rights of Parent or the Company to modify, amend, terminate or establish employee benefit plans or arrangements, in whole or in part, at any time after the Closing Date.

                 (g) The Company shall not, during the period prior to the Effective Time, make any written or other communication to its employees relating to employee, compensation or benefits without the prior approval of Parent, which approval shall not be unreasonably withheld.

           Section 6.12 Headquarters. Parent has no present intention to change
                        ------------
the location of the Company's executive headquarters and agrees for a period of at least two years after the Effective Date, that the Company's executive headquarters shall remain in St. Louis, Missouri.


                                   ARTICLE VII

                                   CONDITIONS

           Section 7.1 Conditions to Each Party's Obligations to Effect the
                       ----------------------------------------------------
Merger. The respective obligations of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable law:

                 (a)    Stockholder Approval. The Merger and this Agreement
                        --------------------
shall have been approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Certificate of Incorporation, the Bylaws of the Company, and the DGCL;

                 (b)    Statutes; Court Orders. No statute, rule or regulation
                        ----------------------
shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger; and

                 (c)    Purchase of Shares in Offer. The Purchaser shall have
                        ---------------------------
purchased, or caused to be purchased, the Shares pursuant to the Offer; provided, however, that neither Parent nor the Purchaser may invoke this
--------  -------
condition if the Purchaser (or its assignee) shall have failed in violation of the terms of this Agreement or the Offer to purchase Shares so tendered and not withdrawn.

                                  ARTICLE VIII

                                   TERMINATION

           Section 8.1  Termination. This Agreement may be terminated and the
                        -----------
Transactions may be abandoned at:

                 (a) any time before the Effective Time, whether before or after stockholder approval thereof, by mutual written consent of Parent and the Company;

                 (b) By either Parent or the Company (i) if, prior to the purchase of the Shares in the Offer, a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions, (ii) if the Offer shall have expired without any Shares being purchased therein, or (iii) if the Offer has not been consummated by March 31, 2002; provided, however, that in the event that there
                               --------
is issued a "second request" under the HSR Act or commenced a "second phase investigation" under ECMR or similar request or investigation is made in connection with the review by any Governmental Entity of the Transactions under any comparable law of foreign jurisdictions, such date shall be extended to June 30, 2002; provided further, however, that the right to terminate this Agreement
          --------
pursuant to clause (ii) or (iii) of this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to be consummated by such date;

                 (c) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall have withdrawn, modified, or changed its recommendation in respect of this Agreement, the Offer or the Merger in a manner adverse to the Transactions, to Parent or to the Purchaser, (ii) the

Company Board of Directors shall have recommended any proposal other than by Parent or the Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have failed to affirm its recommendation in respect of the Transactions within five days of a request to do so by Parent, (iv) the Company shall have violated or breached any of its obligations under Section 5.3, or (v) the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex I hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or

                 (d)    By the Company (i) pursuant to and in compliance with
Section 5.3(d) or (ii) if the Purchaser shall have failed to commence the Offer within 7 business days following the date of this Agreement, unless such failure to commence the Offer is due to any action or failure to act on the part of the Company or (iii) if, at any time prior to the purchase of the Shares in the Offer, Parent or the Purchaser shall have breached in any material respect any of the representations, warranties, covenants or agreements contained in this Agreement and such breach cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to Parent.

           Section 8.2 Effect of Termination. (a) In the event of the
                       ---------------------
termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for Sections 9.3, 9.5, 9.6, 9.8 and 9.12 which shall survive such termination) and there shall be no liability on the part of Parent, the Purchaser or the Company, except (i) as set forth in Sections 6.3 and 8.2, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

                 (b) If (i) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(i) - (iv); (ii) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(i); or (iii) both (x) Parent shall have terminated this Agreement pursuant to Section 8.1(b)(ii) or 8.1(b)(iii) and, at the time of such termination there shall be outstanding an Acquisition Proposal and (y) within 9 months following such termination, a definitive agreement with respect to an Acquisition Proposal shall have been executed by the Company or another Person shall have become the beneficial owner of more than 15% of the Shares, then the Company shall pay to Parent promptly after such payment is due (which, for the avoidance of doubt, in the case of clause
(b)(iii), shall be on the date the definitive agreement is executed and delivered or the date such Person becomes the beneficial owner of such Shares, as applicable) (or in accordance with Section 5.3(d) in the case of a termination pursuant to Section 8.1(d)(i)) a termination fee (the "Termination
                                                                   -----------
Fee") of $67 million which amount shall be payable by wire transfer to such
---
account as Parent may designate in writing to the Company. If this Agreement is terminated pursuant to Sections 8.1(c)(i)- (iv), the Termination Fee shall be paid not later than two business days after the date of such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

           Section 9.1 Amendment and Modification. Subject to applicable law and
                       --------------------------
as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, any amendment shall be in compliance with the terms of Section 1.3(b) and, after the approval of this Agreement by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           Section 9.2 Non-survival of Representations and Warranties. None of
                       ----------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the acceptance for payment, and payment for, the Shares by the Purchaser pursuant to the Offer.

           Section 9.3 Expenses. Except as expressly set forth in Section
                       --------
8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses except that any transfer, stamp or similar taxes shall be borne by Parent.

           Section 9.4 Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as

Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Parent or the Purchaser, to:

                          Sara Lee Corporation
                          Three First National Plaza
                          Chicago, Illinois 60602-4260
                          Telephone: (312) 726-2600
                          Facsimile: (312) 558-8687
                          Attention: General Counsel

                          with a copy to:

                          Skadden, Arps, Slate, Meagher & Flom (Illinois) 333 West Wacker Drive
                          Chicago, Illinois 60606
                          Telephone: (312) 407-0700
                          Facsimile: (312) 407-0411
                          Attention: Charles W. Mulaney, Jr., Esq.

                          and

                 (b)      if to the Company, to:

                          The Earthgrains Company
                          8400 Maryland Avenue
                          St. Louis, Missouri 63105-3668
                          Telephone: (314) 259-7000
                          Facsimile: (314) 259-7029
                          Attention: General Counsel

                          with a copy to:

                          Sullivan & Cromwell
                          125 Broad Street
                          New York, New York  10004
                          Telephone: (212) 555-4048

                          Facsimile: (212) 558-3588
                          Attention: Francis J. Aquila, Esq.

           Section 9.5 Interpretation. When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

           Section 9.6 Jurisdiction. Each of Parent, the Purchaser and the
                       ------------
Company hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the District of Delaware and to the jurisdiction of any other competent court of the State of Delaware (collectively, the "Delaware Courts"), preserving, however, all rights of
                    ---------------
removal to such federal court under 28 U.S.C. Section 1441, in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts. Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Delaware Courts in any other court or jurisdiction.

           Section 9.7 Service of Process. Each of Parent, the Purchaser and the
                       ------------------
Company irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.6 hereof in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.4 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

           Section 9.8 Specific Performance. Each of Parent, the Purchaser and
                       --------------------
the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with
Section 9.6 hereof.

           Section 9.9 Counterparts. This Agreement may be executed manually or
                       ------------
by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

           Section 9.10 Entire Agreement; No Third-Party Beneficiaries. This
                        ----------------------------------------------
Agreement and the Confidentiality Agreement:

                 (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

                 (b) except as provided in Section 6.6, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

           Section 9.11 Severability. If any term or other provision of this
                        ------------
Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

           Section 9.12 Governing Law. This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, provided, however, that
                                                      --------  -------
the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

           Section 9.13 Assignment. This Agreement shall not be assigned by any
                        ----------
of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly-owned Subsidiaries of Parent, or a combination thereof (each, an "Assignee"). This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.

           IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                      SARA LEE CORPORATION



                      By   /s/  C. Steven McMillan
                        -------------------------------------------------------
                        Name:  C. Steven McMillan
                        Title: President and Chief Executive Officer

                      SLC ACQUISITION CORP.



                      By   /s/  Roderick A. Palmore
                        -------------------------------------------------------
                        Name:  Roderick A. Palmore
                        Title: President

                      THE EARTHGRAINS COMPANY



                      By   /s/  Barry H. Beracha
                        -------------------------------------------------------
                        Name:  Barry H. Beracha
                        Title: Chairman and Chief Executive Officer

                                                                         ANNEX I

           Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1), (i) the Minimum Condition shall not be satisfied,
(ii) the applicable waiting periods under the HSR Act, the ECMR or any other comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions have not expired or terminated, or (iii) at any time on or after the date of the Agreement and prior to the acceptance for payment of Shares pursuant to the Offer, any of the following events shall occur, and be continuing:

                 (a) there shall be pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Company Subsidiary (i) seeking to restrain or prohibit Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and the Company Subsidiaries' businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other Transactions, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and the Company Subsidiaries, taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, or (iv) seeking to impose limitations on the ability of the Purchaser or Parent to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders;

                 (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, to the Offer or the Merger, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                 (c) there shall have occurred (i) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (ii) any limitation (whether or not mandatory) by any United States Governmental Entity on the extension of credit generally by banks or other financial institutions, or (iii) a change in general financial or bank conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

                 (d) since March 27, 2001, there shall have occurred any events or changes which have had, or would have or constitute, individually or in the aggregate, a Company Material Adverse Change or a Company Material Adverse Effect;

                 (e) the Company Board of Directors shall have (i) withdrawn, or modified or changed in a manner adverse to the Transactions, to Parent or to the Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (ii) recommended any Acquisition Proposal, (iii) resolved to do any of the foregoing or (iv) taken a neutral position or made no recommendation with respect to an Acquisition Proposal Interest (other than by Parent or the Purchaser) after a reasonable amount of time (and in no event more than 5 business days following receipt thereof) has elapsed;

                 (f) any of the representations and warranties of the Company contained in the Merger Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Company Material Adverse Effect or any similar standard or qualification, shall not be true and correct in all respects as of the date of determination, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such earlier date, and except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;

                 (g) the Company shall have breached or failed, in any material respect, to perform or to comply with its agreements and covenants to be performed or complied with by it under the Merger Agreement;

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

                 (h) all consents, permits and approvals of Governmental Entities and other Persons shall not have been obtained other than those the failure of which to obtain, individually or in the aggregate, would not have a Company Material Adverse Effect; or

                 (i) the Merger Agreement shall have been terminated in accordance with its terms.

           The foregoing conditions are for the benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition, and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time, subject in each case to the terms of the Merger Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

           The capitalized terms used in this Annex I shall have the meanings set forth in the agreement to which it is annexed, except that the term "Merger Agreement" shall be deemed to refer to the agreement to which this Annex I is annexed.

Index of Schedules

Section 3.2(a) of the Company Disclosure Schedule--Subsidiaries and Affiliates
Section 3.2(b) of the Company Disclosure Schedule--Foreign Qualifications
Section 3.3(a) of the Company Disclosure Schedule--Capitalization
Section 3.3(a) of the Company Disclosure Schedule--Options
Section 3.3(b) of the Company Disclosure Schedule--Form of Option Agreement
Section 3.10 of the Company Disclosure Schedule--Liabilities
Section 3.11 of the Company Disclosure Schedule--Litigation
Section 3.12(a) of the Company Disclosure Schedule--Employee Benefit Plans;
  Erisa
Section 3.13 of the Company Disclosure Schedule--Taxes
Section 3.16(b) of the Company Disclosure Schedule--Intellectual Property
Section 3.17 of the Company Disclosure Schedule--Labor Matters
Section 3.24 of the Company Disclosure Schedule--Financial Advisor
Section 5.2 of the Company Disclosure Schedule--Interim Operations
Section 6.6(b) of the Company Disclosure Schedule--D&O Insurance
Section 6.11 of the Company Disclosure Schedule--Severance Plans

*Schedules to the Agreement and Plan of Merger are not being filed herewith. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request, pursuant to Item 601(b)(2) of Regulation S-K.